Exhibit 99.1

Contacts:
Raymond Jones	Dawn Lyon
Investor Relations	Public Relations
206-470-7137	206-757-2785
ir@zillow.com	press@zillow.com

ZILLOW, INC. REPORTS RECORD FIRST QUARTER 2014 RESULTS

•	Record Quarterly Revenue of $66.2 million, up 70% over first quarter 2013.

•	Record quarterly and all-time traffic, and April 2014 hit another record of nearly 79 million monthly unique users on mobile and Web (up 50% year-over-year).

•	Premier Agent count grew 56% year-over-year, adding 4,654 subscribers during the quarter for a total of 52,968 as of March 31, 2014. Average monthly revenue per subscriber was a record $286, representing an increase from $259 over first quarter 2013.

SEATTLE – May 7, 2014 – Zillow, Inc. (NASDAQ:Z), the leading real estate and home-related marketplace, today announced financial results for the quarter ended March 31, 2014.

“The first quarter was a terrific start to 2014 with record traffic, revenue and results that exceeded our expectations and strengthened our lead in the category,” said Spencer Rascoff, Zillow CEO. “A key driver of Zillow’s success lies in attracting audience and delighting our users with great products and services. In March, traffic hit a new high of 77 million monthly unique users as mobile usage more than doubled year over year, and April just broke that record, attracting 79 million unique users.”

“We’re continuing to ramp our marketing investment, and plan to be firing on all cylinders through the busy spring and summer home shopping season, which also helps increase value and opportunity for our agent and broker partners.”

First Quarter 2014 Financial Highlights

•	Revenue increased 70% to a record $66.2 million from $39.0 million in the first quarter of 2013.

•	Marketplace Revenue increased 72% to a record $53.4 million from $31.0 million in the first quarter of 2013.

•	Real Estate Revenue grew 77% to a record $46.2 million from $26.1 million in the first quarter of 2013.

•	Mortgages Revenue grew 45% to a record $7.1 million from $4.9 million in the first quarter of 2013.

•	Display Revenue increased 62% to a record $12.9 million from $7.9 million in the first quarter of 2013.

•	Due primarily to planned increases in advertising expenses, GAAP net loss was $6.3 million in the first quarter of 2014, compared to GAAP net loss of $3.7 million in the first quarter of 2013.

•	Basic and diluted GAAP loss per share was $0.16 in the first quarter of 2014 compared to basic and diluted GAAP loss per share of $0.11 in the same period last year. Basic and diluted non-GAAP net income per share was $0.02 in the first quarter of 2014 compared to basic and diluted non-GAAP net income per share of $0.01 in the same period last year, which excludes share-based compensation expense.

•	Adjusted EBITDA was $8.7 million in the first quarter of 2014, or 13% of revenue, which was an increase from $5.1 million in the first quarter of 2013, or 13% of revenue.

Operating and Business Highlights

•	Zillow continues to grow its audience and increase its market share. Average monthly unique users during the first quarter of 2014 reached a record 70.7 million, up 51% year-over-year. Traffic to Zillow on mobile and Web peaked in the quarter in March with nearly 77 million unique users, and April was another record with nearly 79 million monthly unique users, an increase of 50% year-over-year.

•	During the first quarter of 2014, visits to Zillow via a mobile device nearly doubled year-over-year, and in April 2014, more than 460 million homes were viewed on Zillow via a mobile device, which equates to 178 homes per second.

•	Premier Agent subscribers increased by 4,654 in the first quarter of 2014, and totaled 52,968 as of March 31, 2014, up 56% year-over-year. Average monthly revenue per subscriber in the first quarter of 2014 was a record $286, representing an increase from $259 in the same period last year. Nearly 60% of new Premier Agent sales in the quarter came from existing Premier Agents buying more advertising.

•	Zillow recently introduced the Zestimate® forecast, which builds on the company’s proprietary Zestimate to forecast what a specific home will be worth in 12 months. Zillow initially launched the unique Zestimate forecast on 50 million homes, with plans to roll out to the majority of U.S. homes.

•	Zillow Mortgage Marketplace continued to grow during the first quarter with 5.8 million loan requests submitted by borrowers, up 29% year-over-year, as reviews of lenders reached nearly 75,000. During the quarter, Zillow also introduced Mortgage Pre-Approval, a new tool that enables qualified home shoppers on Zillow to get pre-approved for a mortgage quickly and easily, and receive a personalized pre-approval letter in a matter of minutes.

•	The Zillow® Pro for Brokers program exceeded more than 1,000 brokerage partners nationwide during the first quarter of 2014. Launched in June 2012, Zillow Pro for Brokers is a free, five-point program that improves listings accuracy, provides better reporting, includes a powerful contact follow-up system and increases the visibility of listing agents for participating brokerages.

•	During the quarter, Zillow added a new layer of product integration into various television shows, including NBC’s primetime home renovation show, American Dream Builders, as well as an integration with cult-favorite Portlandia on cable channel IFC, and continued work with HGTV.

Opportunities to Participate in Zillow Earnings Report Discussion

•	Zillow executives will consider questions submitted via Twitter and Facebook during its first quarter earnings call in addition to questions submitted by those dialed in. To submit a question, simply use the hashtag #ZEarnings.

•	Immediately following the conference call, Zillow CEO Spencer Rascoff will participate in a live Q&A session via Twitter co-hosted by Internet analysts Ron Josey, JMP Securities, and Michael Graham, Canaccord Genuity[1]. Anyone may participate in this Twitter conversation by using the hashtag #ZEarnings.

Quarterly Conference Call to Include Business Outlook

Zillow management will discuss Zillow, Inc.’s first quarter 2014 financial results, as well as the second quarter and full year 2014 business outlook, in a conference call today at 2 p.m. Pacific Time (5 p.m. Eastern Time) that will also be webcast live. The live webcast of the conference call will be available on the investor relations section of Zillow, Inc.’s website at http://investors.zillow.com/. For those without access to the Internet, the call may be accessed toll-free via phone at 877-643-7152 with conference ID# 33764425. Callers outside the United States may dial 443-863-7921 with conference ID# 33764425. Questions submitted via Zillow’s Twitter account (www.twitter.com/zillow) using the hashtag #ZEarnings, and questions posted on the Zillow Facebook page (www.facebook.com/zillow), will be considered during the Q&A portion of the call, in addition to questions submitted by those dialed in. Following completion of the call, a recorded replay of the webcast and a copy of the prepared remarks will be available on the investor relations section of Zillow, Inc.’s website. The recorded replay will be available until May 15, 2014. To listen to the telephone replay, call toll-free 855-859-2056 with conference ID# 33764425. Callers outside the United States may dial 404-537-3406 with conference ID# 33764425.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our beliefs about the key drivers of Zillow’s success and our ramp in our marketing investment and expansion of the Zestimate forecast. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. Differences in Zillow’s actual results from those described in these forward-looking statements may result from actions taken by Zillow as well as from risks and uncertainties beyond Zillow’s control. Factors that may contribute to such differences include, but are not limited to, Zillow’s ability to maintain and effectively manage an adequate rate of growth; the impact of the real estate industry on Zillow’s business; Zillow’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow’s ability to increase awareness of the Zillow brand; Zillow’s ability to maintain or establish relationships with listings and data providers; Zillow’s ability to

[1]	JMP Securities and Canaccord Genuity acted as co-managers for Zillow’s August 2013 underwritten public offering of shares of Class A common stock.

attract consumers to Zillow’s mobile applications and websites; Zillow’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; Zillow’s ability to compete successfully against existing or future competitors; the reliable performance of Zillow’s network infrastructure and content delivery processes; and Zillow’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow’s business and financial results, please review the “Risk Factors” described in Zillow’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission, or SEC, and in Zillow’s other filings with the SEC. Except as may be required by law, Zillow does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA as well as non-GAAP net income per share, both of which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, and a reconciliation of net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation expense;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our presentation of non-GAAP net income per share excludes the impact of share-based compensation expense. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow, Inc.

Zillow, Inc. (NASDAQ: Z) operates the leading real estate and home-related marketplaces on mobile and the Web, with a complementary portfolio of brands and products that help people find vital information about homes, and connect with the best local professionals. Zillow’s brands serve the full lifecycle of owning and living in a home: buying, selling, renting, financing, remodeling and more. In addition, Zillow offers a suite of tools and services to help local real estate, mortgage, rental and home improvement professionals manage and market their businesses. Welcoming nearly 77 million monthly unique users in March 2014, the Zillow, Inc. portfolio includes Zillow.com®, Zillow Mobile, Zillow Mortgage Marketplace, Zillow Rentals, Zillow Digs®, StreetEasy®, Postlets®, Diverse Solutions®, Agentfolio®, Mortech® and HotPads™. Zillow is headquartered in Seattle.

Please visit http://investors.zillow.com/, www.zillowblog.com, www.twitter.com/zillow, and www.facebook.com/zillow, where Zillow discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow logo is available at http://zillow.mediaroom.com/index.php?s=191.

Zillow.com, Zillow, Digs, StreetEasy, Postlets, Mortech, Agentfolio and Diverse Solutions are registered trademarks of Zillow, Inc.

HotPads is a trademark of Zillow, Inc.

Twitter is a registered trademark of Twitter, Inc.

Facebook is a registered trademark of Facebook, Inc.

(ZFIN)

ZILLOW, INC.

UNAUDITED CONDENSED BALANCE SHEETS

(in thousands)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$153,654	$201,760
Short-term investments	155,760	93,531
Accounts receivable, net	14,859	15,234
Prepaid expenses and other current assets	6,817	4,987

Total current assets	331,090	315,512
Long-term investments	137,949	142,435
Property and equipment, net	31,114	27,408
Goodwill	93,213	93,213
Intangible assets, net	27,740	29,149
Other assets	436	346

Total assets	$621,542	$608,063

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$6,403	$4,724
Accrued expenses and other current liabilities	13,845	11,377
Accrued compensation and benefits	5,510	4,440
Deferred revenue	12,140	12,298
Deferred rent, current portion	632	546

Total current liabilities	38,530	33,385
Deferred rent, net of current portion	7,493	6,882
Shareholders’ equity:
Preferred stock	—	—
Class A common stock	3	3
Class B common stock	1	1
Additional paid-in capital	665,895	651,913
Accumulated deficit	(90,380)	(84,121)

Total shareholders’ equity	575,519	567,796

Total liabilities and shareholders’ equity	$621,542	$608,063

ZILLOW, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenue	$66,243	$38,966
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	6,164	4,130
Sales and marketing (2)	34,898	19,794
Technology and development (2)	16,970	10,611
General and administrative (2)	14,689	8,233

Total costs and expenses	72,721	42,768

Loss from operations	(6,478)	(3,802)
Other income	219	55

Net loss	$(6,259)	$(3,747)

Net loss per share — basic and diluted	$(0.16)	$(0.11)
Weighted-average shares outstanding — basic and diluted	39,322	33,770

(1) Amortization of website development costs and intangible assets included in technology and development	$6,784	$4,208
(2) Includes share-based compensation expense as follows:
Cost of revenue	$373	$163
Sales and marketing	1,303	1,227
Technology and development	2,025	1,034
General and administrative	3,431	1,722

Total	$7,132	$4,146

Other Financial Data:
Adjusted EBITDA (3)	$8,728	$5,123

(3)	See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2014	2013
Operating activities
Net loss	$(6,259)	$(3,747)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,074	4,779
Share-based compensation expense	7,132	4,146
Loss on disposal of property and equipment	235	495
Bad debt expense	635	414
Deferred rent	697	198
Amortization of bond premium	812	69
Changes in operating assets and liabilities:
Accounts receivable	(260)	(1,258)
Prepaid expenses and other assets	(1,920)	(1,768)
Accounts payable	1,679	1,241
Accrued expenses	3,538	(1,710)
Deferred revenue	(158)	(570)

Net cash provided by operating activities	14,205	2,289

Investing activities
Proceeds from maturities of investments	44,539	5,000
Purchases of investments	(103,094)	(23,809)
Purchases of property and equipment	(7,872)	(5,944)
Purchases of intangible assets	(1,147)	(685)

Net cash used in investing activities	(67,574)	(25,438)

Financing activities
Proceeds from exercise of Class A common stock options	5,263	5,057

Net cash provided by financing activities	5,263	5,057
Net decrease in cash and cash equivalents during period	(48,106)	(18,092)
Cash and cash equivalents at beginning of period	201,760	150,040

Cash and cash equivalents at end of period	$153,654	$131,948

Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$1,586	$777
Write-off of fully depreciated property and equipment	$1,498	$485

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2014	2013
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(6,259)	$(3,747)
Other income	(219)	(55)
Depreciation and amortization expense	8,074	4,779
Share-based compensation expense	7,132	4,146

Adjusted EBITDA	$8,728	$5,123

Non-GAAP Net Income per Share

The following table presents a reconciliation of net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended March 31,
	2014	2013
Net loss, as reported	$(6,259)	$(3,747)
Share-based compensation expense	7,132	4,146

Net income, adjusted	$873	$399

Weighted-average shares outstanding - basic	39,322	33,770
Weighted-average shares outstanding - diluted	42,378	36,756
Non-GAAP net income per share - basic	$0.02	$0.01
Non-GAAP net income per share - diluted	$0.02	$0.01

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2014	2013
Revenue:
Marketplace revenue:
Real estate	$46,235	$26,109
Mortgages	7,128	4,909

Total Marketplace revenue	53,363	31,018
Display revenue	12,880	7,948

Total revenue	$66,243	$38,966

	Three Months Ended March 31,
	2014	2013
Percentage of Total Revenue:
Marketplace revenue:
Real estate	70%	67%
Mortgages	11%	13%

Total Marketplace revenue	81%	80%
Display revenue	19%	20%

Total revenue	100%	100%

Key Growth Drivers

The following tables set forth our key growth drivers for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended March 31,		2013 to 2014 % Change
	2014	2013
	(in thousands)
Unique Users	70,668	46,652	51%

Unique users source: We measure unique users with Google Analytics. Beginning in September 2013, the reported monthly unique users reflect the effect of Zillow’s August 26, 2013 acquisition of StreetEasy, Inc.

	At March 31,		2013 to 2014 % Change
	2014	2013
Premier Agent Subscribers	52,968	34,030	56%